UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2013

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 9, 2013, Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of Carter Validus Mission Critical REIT, Inc. (the “Company”), and certain of the Company’s subsidiaries amended certain agreements related to the Company’s credit facility (the “KeyBank Credit Facility”) to increase the maximum commitments available under the KeyBank Credit Facility from $110,000,000 to an aggregate of up to $225,000,000, consisting of a $170,000,000 revolving line of credit, with a maturity date of August 9, 2016, subject to CVOP’s right to a 12-month extension, and a $55,000,000 term loan, with a maturity date of August 9, 2017, subject to CVOP’s right to a 12-month extension. The KeyBank Credit Facility can be increased to $350,000,000.

In connection with the amendment, the annual interest rate payable under the KeyBank Credit Facility was decreased to, at CVOP’s option, either (a) the London Interbank Offered Rate, plus an applicable margin ranging from 2.25% to 3.00% (the margin rate was previously set at a range from 2.50% to 3.50%), which is determined based on the overall leverage of CVOP; or (b) a base rate, which means, for any day, a fluctuating rate per annual equal to the prime rate for such day, plus an applicable margin ranging from 1.25% to 2.25%, which is determined based on the overall leverage of CVOP. Additionally, the requirement to pay a fee on the unused portion of the lenders’ commitments under the KeyBank Credit Facility was reduced from 0.50% per annum to 0.30% per annum if the average daily amount outstanding balance under the KeyBank Credit Facility is less than 50% of the lenders’ commitments, and from 0.35% per annum to 0.20% per annum if the average daily amount outstanding under the KeyBank Credit Facility is greater than 50% of the lender’s commitments. The unused fee is payable quarterly in arrears.

The actual amount of credit available under the KeyBank Credit Facility is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the KeyBank Credit Facility agreement. The borrowing base availability under the KeyBank Credit Facility will be a maximum principal amount of the value of the assets that are included in the collateral pool. As of August 9, 2013, the borrowing base availability under the KeyBank Credit Facility was $110,000,000. As of August 9, 2013, the Company (through CVOP) had drawn down an aggregate of $55,000,000 under the term loan of the KeyBank Credit Facility and had approximately $115,000,000 remaining available under the revolving line of credit. Except as set forth in this Current Report, the material terms of the KeyBank Credit Facility remain unchanged from those reported in the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2012, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Third Amendment to First Amended and Restated Credit Agreement and Amendment to Other Loan Documents, by and among Carter/Validus Operating Partnership, LP, Carter Validus Mission Critical REIT, Inc., and the guarantors and lenders party thereto, dated August 9, 2013.

10.2	Term Loan Note from Carter/Validus Operating Partnership, LP to Capital One, National Association, dated August 9, 2013.

10.3	Revolving Credit Note from Carter/Validus Operating Partnership, LP to Capital One, National Association, dated August 9, 2013.

10.4	Term Loan Note from Carter/Validus Operating Partnership, LP to Bank of America, N.A., dated August 9, 2013.

10.5	Revolving Credit Note from Carter/Validus Operating Partnership, LP to Bank of America, N.A., dated August 9, 2013.

10.6	Term Loan Note from Carter/Validus Operating Partnership, LP to Texas Capital Bank, N.A., dated August 9, 2013.

10.7	Revolving Credit Note from Carter/Validus Operating Partnership, LP to Texas Capital Bank, N.A., dated August 9, 2013.

10.8	Term Loan Note from Carter/Validus Operating Partnership, LP to Cadence Bank, N.A., dated August 9, 2013.

10.9	Revolving Credit Note from Carter/Validus Operating Partnership, LP to Cadence Bank, N.A., dated August 9, 2013.

10.10	Term Loan Note from Carter/Validus Operating Partnership, LP to SunTrust Bank, dated August 9, 2013.

10.11	Revolving Credit Note from Carter/Validus Operating Partnership, LP to SunTrust Bank, dated August 9, 2013.

10.12	Term Loan Note from Carter/Validus Operating Partnership, LP to Eastern Bank, dated August 9, 2013.

10.13	Revolving Credit Note from Carter/Validus Operating Partnership, LP to Eastern Bank, dated August 9, 2013.

10.14	Term Loan Note from Carter/Validus Operating Partnership, LP to Synovus Bank, dated August 9, 2013.

10.15	Revolving Credit Note from Carter/Validus Operating Partnership, LP to Synovus Bank, dated August 9, 2013.

10.16	Term Loan Note from Carter/Validus Operating Partnership, LP to KeyBank National Association, dated August 9, 2013.

10.17	Revolving Credit Note from Carter/Validus Operating Partnership, LP to KeyBank National Association, dated August 9, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: August 9, 2013	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer